UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2023

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Second Floor, Washington House
16 Church Street
Hamilton, HM 11, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series E	ATHPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This is to report on the approval by Athene Holding Ltd. (the “Company”) of certain changes to the compensation of its President, Grant Kvalheim. Mr. Kvalheim’s updated compensation structure was implemented as part of changes to the design of the compensation programs of Apollo Global Management, Inc. (our parent company) (“AGM,” and together with its subsidiaries, “Apollo”), whereby Apollo executed new long-term compensation arrangements for four of its most senior business leaders to ensure that these leaders are well aligned both with objectives tied to the businesses that they directly oversee as well as with enterprise objectives for Apollo overall and long-term alignment with AGM shareholders.

Mr. Kvalheim is one of AGM’s four leaders recently promoted and given expanded leadership responsibilities to help drive Apollo’s next phase of growth. Mr. Kvalheim, President of the Company and Chief Executive Officer and President, Athene USA, is responsible for the Company’s overall strategic direction and growth, and leads the Company’s operating companies focused on growing retail annuity, flow reinsurance, pension group annuity and funding agreements businesses. Last year, Mr. Kvalheim took on the broader role of President of the Company, including additional responsibilities such as new product innovation and long-term business strategy.

As part of the compensation redesign for Mr. Kvalheim, he is being granted a one-time special AGM restricted stock unit (“RSU”) award (as described below) and, effective as of January 1, 2024, his base salary is being reduced from $1 million to $100,000 and he will no longer receive annual incentive awards or participate in long term incentive awards payable in AGM RSUs. He will continue to receive performance fee income in respect of dedicated performance fee interests that are subject to vesting and participate in an Apollo performance fee program that gives him rights to participate in performance fee income of Apollo and is subject to vesting. This mix of compensation elements is intended to encourage an enterprise mindset for the combined organization and long-term alignment with AGM shareholders, while maintaining alignment with other constituents.

Mr. Kvalheim’s RSUs represent a right to receive 473,122 shares, and will be fully vested at grant, but the shares will be delivered on a delayed basis and subject to other restrictions. If Mr. Kvalheim voluntarily resigns or retires before a specified date, then delivery of the shares underlying the vested RSUs will be delayed. In connection with this grant of RSUs, Mr. Kvalheim’s non-competition obligations have been extended to 18 months following employment and his non-solicitation and other obligations have been extended to 24 months following employment. If Mr. Kvalheim breaches these obligations, the RSUs and any shares underlying them are subject to forfeiture. In addition, no shares underlying the RSUs will be delivered if Mr. Kvalheim is or could have been terminated for cause. The RSUs also provide for payment of dividend equivalents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	November 1, 2023	/s/ Joseph B. Cohen
Joseph B. Cohen
Executive Vice President and General Counsel